EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Tramford International Limited of our report dated June 30, 2005, relating to the financial statements, which report appears in the 2004 Annual Report to Shareholders, which is incorporated by reference in Tramford International Limited’s Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Certified Public Accountants
Hong Kong, August 9, 2005